Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in its Registration Statements on Form S-8 (No. 333-184383) and Form S-3 (No. 333-187816) of Realogy Holdings Corp. and its subsidiaries of our report dated February 27, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 27, 2014